As filed with the Securities and Exchange Commission on October 4, 2000
                                                 Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CAS MEDICAL SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                                              06-1123096
     ---------------                                        ----------------
     (State or other                                        (I.R.S. Employer
     jurisdiction of                                         Identification
      incorporation                                              Number)
     or organization)

                             44 EAST INDUSTRIAL ROAD
                           BRANFORD, CONNECTICUT 06405
                                 (203) 488-6056
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   1994 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                                 LOUIS P. SCHEPS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CAS MEDICAL SYSTEMS, INC.
                             44 EAST INDUSTRIAL ROAD
                           BRANFORD, CONNECTICUT 06405
                                 (203) 488-6056
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:
                               TERENCE JONES, ESQ.
                                WIGGIN & DANA LLP
                                ONE CENTURY TOWER
                          NEW HAVEN, CONNECTICUT 06508
                                 (203) 498-4400

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                             PROPOSED MAXIMUM  PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE         OFFERING PRICE    AGGREGATE OFFERING  AMOUNT OF
TO BE REGISTERED        REGISTERED           PER SHARE(1)      PRICE(1)            REGISTRATION FEE
----------------------  -------------------  ----------------  ------------------  ----------------
COMMON STOCK $.004 PAR
VALUE PER SHARE.......  1,000,000 SHARES(2)  $1.25             $1,250,000          $330.00
===================================================================================================

(1) THE PRICE IS ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(H)(1) AND RULE 457(C). THE OFFERING PRICE AND FEE ARE COMPUTED BASED ON THE AVERAGE OF THE BID AND ASKED PRICES OF THE COMMON STOCK AS REPORTED IN THE "PINK SHEETS" ON SEPTEMBER 29, 2000.
(2) DOES NOT INCLUDE 250,000 PREVIOUSLY REGISTERED SHARES ISSUABLE PURSUANT TO THE 1994 EMPLOYEES' INCENTIVE STOCK OPTION PLAN FOR WHICH A FEE WAS PREVIOUSLY PAID.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which are on file with the Commission (File No. 2-96271-B), are incorporated in this Registration Statement by reference and made a part hereof:

            (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 as amended by Form 10-KSB/A.

            (b) The Company's Quarterly Report on Form 10-QSB for the three-month period ended March 31, 2000.

            (c) The Company's Quarterly Report on Form 10-QSB for the three-month period ended June 30, 2000.

            (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-18 filed March 7, 1985.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.


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

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under the General Corporation Law of the State of Delaware ("DGCL"), a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The registrant's Restated Certificate of Incorporation, as amended, eliminates the personal liability of directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

            Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The registrant's Restated Certificate of Incorporation, as amended, and Bylaws provide for indemnification of each officer and director of the registrant to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The registrant has purchased and maintains a directors' and officers' liability policy for such purposes.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

  Exhibit
    No.     Description
  -------   -----------
   4.1      1994 Employees' Incentive Stock Option Plan, as amended

   5        Opinion of Wiggin & Dana LLP

   23.1     Consent of Arthur Andersen LLP

   23.2     Consent of Wiggin & Dana LLP (filed as part of Exhibit 5)

   24       Power of Attorney (included on the signature page hereof)



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

ITEM 9.     UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Branford, State of Connecticut, on October 4, 2000.


                                           CAS MEDICAL SYSTEMS, INC.

                                           By: /s/ Louis P. Scheps
                                               ---------------------------------
                                           Louis P. Scheps
                                           President and Chief Executive Officer



            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis P. Scheps and Myron L. Cohen his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                                 Date
---------                       -----                                 ----

/s/ Louis P. Scheps             President, Chief Executive            October 4, 2000
-------------------------       Officer and Director (Principal
    Louis P. Scheps             Executive, Financial and
                                Accounting Officer)


                                      II-4


/s/ Myron L. Cohen              Executive Vice President              October 4, 2000
-------------------------       and Director
    Myron L. Cohen, Ph.D.



/s/ Jerome S. Baron             Director                              October 4, 2000
-------------------------
    Jerome S. Baron



/s/ Lawrence S. Burstein        Director                              October 4, 2000
-------------------------
    Lawrence S. Burstein



/s/ Saul S. Milles              Director                              October 4, 2000
-------------------------
    Saul S. Milles









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